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                                                                    EXHIBIT 11.1

HealthDesk Corporation
Computation of Earnings per Share

                                                     Three Months Ended September 30,      Nine months Ended September 30,
                                                     --------------------------------      -------------------------------
                                                         1997               1998               1997               1998
                                                         ----               ----               ----               ----
Weighted average number of common shares
outstanding used for both Basic and Diluted
calculations.....................................      5,392,845          5,792,845          5,151,136          5,717,570
                                                      ----------         ----------        -----------        -----------

Net Loss.........................................     $ (741,806)        $ (517,335)       $(3,024,712)       $(2,118,712)
                                                      ----------         ----------        -----------        -----------

Basic and diluted loss per share.................     $    (0.14)        $    (0.09)       $     (0.59)       $     (0.37)
                                                      ----------         ----------        -----------        -----------
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